UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2009
Date of Report (Date of earliest event reported)

XNE INC
(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Alton Parkway, Suite 154-277 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(562) 293-8870
Registrant’s telephone number, including area code

SIENA TECHNOLOGIES INC.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES

Debt Settlement

On approximately July 2, 2009, the Board of Directors of XnE, Inc., formerly known as Siena Technolgoies Inc., aq Nevada corporation (the “Corporation”), pursuant to minutes of written consent in lieu of a special meeting, authorized and approved a debt settlement in the aggregate amount of $3,656,153 (the “Debt”). The Debt is evidenced by that certain debenture agreement between the Corporation and Dutchess Private Equities Fund, LP & Dutchess Private Equities Fund II, LP (collectively, “DPEF”) dated June 9, 2006 in the principal amount of $1,920,000.00 (the “Debenture”), which provides for conversion of the Debt any time at the holder’s sole option into shares of the Corporation’s common stock at the lesser of: (i) 75% of the lowest closing bid price of the common stock for the fifteen trading day period prior to a conversion, or (ii) at $0.41 per share (the “Common Stock”).

The Debt is evidenced by that certain debenture agreement between the Corporation and Dutchess Private Equities Fund, LP & Dutchess Private Equities Fund II, LP (collectively, “DPEF”) dated December 2, 2004 in the principal amount of $540,000.00 (the “Debenture”), which provides for conversion of the Debt any time at the holder’s sole option into shares of the Corporation’s common stock at the lesser of: (i) 75% of the lowest closing bid price of the common stock for the fifteen trading day period prior to a conversion, or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date (“Fixed Conversion Price”).

The Debt is evidenced by that certain debenture agreement between the Corporation and Dutchess Private Equities Fund, LP & Dutchess Private Equities Fund II, LP (collectively, “DPEF”) dated July 17, 2007 in the principal amount of $2,000,000.00 (the “Debenture”), which provides for conversion of the Debt any time at the holder’s sole option into shares of the Corporation’s common stock at the lesser of: (i) 75% of the lowest closing bid price of the common stock for the fifteen trading day period prior to a conversion, or (ii) (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date (“Fixed Conversion Price”).

The Debt is evidenced by that certain debenture agreement between the Corporation and Dutchess Private Equities Fund, LP & Dutchess Private Equities Fund II, LP (collectively, “DPEF”) dated May 17, 2008 in the principal amount of $60,000.00 (the “Debenture”), which provides for conversion of the Debt any time at the holder’s sole option into shares of the Corporation’s common stock at the lesser of: (i) 50% of the lowest closing bid price of the common stock for the fifteen trading day period prior to a conversion, or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date (“Fixed Conversion Price”).

The Debt is evidenced by that certain debenture agreement between the Corporation and Dutchess Private Equities Fund, LP & Dutchess Private Equities Fund II, LP (collectively, “DPEF”) dated March 20, 2008 in the principal amount of $120,000.00 (the “Debenture”), which provides for conversion of the Debt any time at the holder’s sole option into shares of the Corporation’s common stock at the lesser of: (i) 50% of the lowest closing bid price of the common stock for the fifteen trading day period prior to a conversion, or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date (“Fixed Conversion Price”).

The Debt is evidenced by that certain debenture agreement between the Corporation and Dutchess Private Equities Fund, LP & Dutchess Private Equities Fund II, LP (collectively, “DPEF”) dated January 31, 2008 in the principal amount of $120,000.00 (the “Debenture”), which provides for conversion of the Debt any time at the holder’s sole option into shares of the Corporation’s common stock at the lesser of: (i) 50% of the lowest closing bid price of the common stock for the fifteen trading day period prior to a conversion, or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date (“Fixed Conversion Price”).

In further accordance, DPEF entered into those certain securities purchase agreements dated approximately February 10, 2009 (collectively, the “Securities Purchase Agreement”) with CTM Investments Inc. (“CTM Investments”). Pursuant to the terms and provisions of the Securities Purchase Agreement, CTM Investments acquired from DPEF all of his right, title and interest in and to the Debenture, including DPEF’s right of conversion.

In further accordance with the terms and provisions of those certain partial assignments of the Debenture dated effective June 8, 2009 (the “Partial Assignment of Debenture”) between CTM Investments and those certain assignees (collectively, the “Assignee”), CTM Investments assigned its right, title and interest in and to the Debt and the Debenture proportionately to the Assignees.

In accordance with the subsequent receipt of those certain notices of conversion dated July 2, 2009 from the Assignees (collectively, the “Notices of Conversion”) and settlement of the Debt, the Board of Directors authorized the issuance of an aggregate of 51,881,547 shares of Common Stock of the Corporation to the Assignees.

Therefore, as of the date of this Current Report, there are an aggregate of 52,039,547 shares of Common Stock issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XNE INC.

DATE: July 21, 2009
/s/ Michael Cummings
Name: Michael Cummings
Title: President/Chief Executive Officer

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